ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Exhibit 99.1

Alta Equipment Group Inc. Reports First Quarter 2022 Financial Results

First Quarter Financial Highlights: (comparisons are year over year)

•
Net revenues increased 23.4% year over year to $331.7 million
•
Construction and Material Handling revenue of $206.1 million and $125.6 million, respectively
•
Product Support revenue increased $21.5 million year over year to $101.6 million
•
Record first quarter financial results primarily due to strong demand for equipment and product support growth
•
Net loss of $(2.0) million available to common shareholders compared to a loss of $(5.7) million in 2021
•
Adjusted basic and diluted net loss per share* of $(0.02) compared to $(0.14) in 2021
•
Adjusted EBITDA* grew 30.4% to $30.0 million, compared to $23.0 million in 2021

Livonia, MI. – May 10, 2022 – Alta Equipment Group Inc. (“Alta” or the “Company”) (NYSE: ALTG), a leading provider of premium material handling and construction equipment and related services, today announced financial results for the first quarter ended March 31, 2022.

CEO Comment:

Ryan Greenawalt, Chief Executive Officer of Alta, said “We are very pleased with our solid start to 2022 and the current momentum in our business. Total revenues increased 23.4%, or $62.9 million, to $331.7 million in the first quarter from a year ago. We remain extremely focused on operational excellence and as a result, delivered both solid organic and acquisition-related revenue growth. Consistent with our fourth quarter results, our Construction and Material Handling segments continued to benefit from the strong tailwinds in our end-user markets, producing significant year-over-year revenue growth on a combined basis, despite ongoing supply chain issues. Our flexible business model, increased product support revenues driven by higher new and used equipment sales, and expansion into higher margin specialty segments will continue to have a positive impact on future profitability.”

Discussing the current market environment, Mr. Greenawalt noted “Customer sentiment, project activity and visibility, remains extremely positive across all our operating markets. Demand for new and used equipment and rental equipment has eclipsed pre-pandemic peak levels. As an example, our organic physical rental fleet utilization was up more than 5 percentage points from a year ago and rates on rental equipment continued to strengthen in the first quarter. We are operating in a fundamentally robust expansion cycle and all the industry indicators are extremely encouraging for the balance of the year. While the timing is uncertain, the recently passed Bipartisan Infrastructure bill should also be an incremental benefit to our business.”

Mr. Greenawalt, concluded, “Our 2022 growth strategy remains very much intact, and we have a solid pipeline of M&A opportunities we are evaluating that are consistent with our previous deals. Our ongoing goal is to expand our presence in existing key markets, add broader high-margin capabilities to new regions and expand into new markets which offer substantial growth opportunities. We have a strong balance sheet to support our expansion initiatives. Lastly, our entrance into the commercial electric vehicle industry and partnership with Nikola is progressing very well. While this initiative won’t be a material contributor to our results in 2022, it puts us in an excellent position to be an EV truck market leader in the densest truck markets in the country.”

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

	Three Months Ended March 31,		Increase (Decrease)
	2022	2021	2022 versus 2021
Revenues:
New and used equipment sales	$151.6	$123.8	$27.8	22.5%
Parts sales	53.4	41.4	12.0	29.0%
Service revenue	48.2	38.7	9.5	24.5%
Rental revenue	37.7	33.1	4.6	13.9%
Rental equipment sales	40.8	31.8	9.0	28.3%
Net revenues	$331.7	$268.8	$62.9	23.4%

Cost of revenues:
New and used equipment sales	$123.9	$106.5	$17.4	16.3%
Parts sales	36.7	28.7	8.0	27.9%
Service revenue	20.1	14.5	5.6	38.6%
Rental revenue	5.4	5.5	(0.1)	(1.8)%
Rental depreciation	20.3	19.4	0.9	4.6%
Rental equipment sales	33.9	26.9	7.0	26.0%
Cost of revenues	$240.3	$201.5	$38.8	19.3%

Gross profit	$91.4	$67.3	$24.1	35.8%

General and administrative expenses	$82.9	$64.8	$18.1	27.9%
Depreciation and amortization expense	3.9	2.0	1.9	95.0%
Total general and administrative expenses	$86.8	$66.8	$20.0	29.9%

Income from operations	$4.6	$0.5	$4.1	820.0%

Other (expense) income:
Interest expense, floor plan payable – new equipment	$(0.3)	$(0.5)	$0.2	(40.0)%
Interest expense – other	(5.8)	(5.3)	(0.5)	9.4%
Other income	0.3	0.1	0.2	200.0%
Total other expense	$(5.8)	$(5.7)	$(0.1)	1.8%

Loss before taxes	$(1.2)	$(5.2)	$4.0	(76.9)%

Income tax provision	—	0.5	(0.5)	(100.0)%

Net loss	$(1.2)	$(5.7)	$4.5	(78.9)%

Preferred stock dividends	(0.8)	—	(0.8)	100%
Net loss available to common shareholders	$(2.0)	$(5.7)	$3.7	(64.9)%

Recent Business Highlights:

•
The Company was awarded the Nikola Arizona sales and service territory.

Full Year 2022 Financial Guidance:

•
The Company maintained its guidance range and expects to report Adjusted EBITDA between $137 million and $142 million, net of new equipment floorplan interest, for the full year 2022.

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Conference Call Information:

Alta management will host a conference call and webcast today at 5:00 p.m. Eastern Time to discuss and answer questions about the Company’s first quarter financial results. Additionally, supplementary presentation slides will be accessible on the “Investor Relations” section of the Company’s website at https://Investors.altaequipment.com.

Conference Call Details:

What:	Alta Equipment Group First Quarter 2022 Earnings Call and Webcast
Date:	Tuesday, May 10, 2022
Time:	5:00 p.m. Eastern Time
Live call:	(844) 200-6205
International:	(929) 526-1599
Live call access code:	618974
Audio Replay:	(866) 813-9403
Replay access code:	441122
Webcast:	https://events.q4inc.com/attendee/402361694

The audio replay will be archived through May 24, 2022.

About Alta Equipment Group Inc.

Alta owns and operates one of the largest integrated equipment dealership platforms in the U.S. Through its branch network, the Company sells, rents, and provides parts and service support for several categories of specialized equipment, including lift trucks and aerial work platforms, cranes, earthmoving and paving equipment and other material handling and construction equipment. Alta has operated as an equipment dealership for 37 years and has developed a branch network that includes over 60 total locations across Michigan, Illinois, Indiana, Ohio, New England, New York, Virginia, and Florida. Alta offers its customers a one-stop-shop for their equipment needs through its broad, industry-leading product portfolio. More information can be found at www.altaequipment.com.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Alta’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Alta’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of the COVID-19 outbreak or future epidemics on our business; federal, state, and local budget uncertainty, especially as it relates to infrastructure projects; the performance and financial viability of key suppliers, contractors, customers, and financing sources; economic, industry, business and political conditions including their effects on governmental policy and government actions that disrupt our supply chain or sales channels; our success in identifying acquisition targets and integrating acquisitions; our success in expanding into and doing business in additional markets; our ability to raise capital at favorable terms; the competitive environment for our products and services; our ability to continue to innovate and develop new business lines; our ability to attract and retain key personnel, including, but not limited to, skilled technicians; our ability to maintain our listing on The New York Stock Exchange; the impact of cyber or other security threats or other disruptions to our businesses; our ability to realize the anticipated benefits of acquisitions or divestitures, rental fleet investments or internal reorganizations; and other risks and uncertainties identified in this presentation or indicated from time to time in the section entitled “Risk Factors” in Alta’s annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (the “SEC”). Alta cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

speak only as of the date made. Alta does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

*Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we disclose non-GAAP financial measures, including Adjusted EBITDA, Adjusted net income (loss), and Adjusted basic and diluted net income (loss) per share, in this press release because we believe they are useful performance measures that assist in an effective evaluation of our operating performance when compared to our peers, without regard to financing methods or capital structure. We believe such measures are useful for investors and others in understanding and evaluating our operating results in the same manner as our management. However, such measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for, or in isolation from, net income (loss), revenue, operating profit, or any other operating performance measures calculated in accordance with GAAP.

We define Adjusted EBITDA as net income (loss) before interest expense (not including floorplan interest paid on new equipment), income taxes, depreciation and amortization, adjustments for certain one-time or non-recurring items and other adjustments. We exclude these items from net income (loss) in arriving at Adjusted EBITDA because these amounts are either non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted net income (loss) is defined as net income (loss) adjusted to reflect certain one-time or non-recurring items and other adjustments. Adjusted basic and diluted earnings (loss) per share is defined as adjusted net income (loss) divided by the weighted average number of basic and diluted shares, respectively, outstanding during the period. Certain items excluded from Adjusted EBITDA, Adjusted net income (loss), Adjusted basic and diluted net income (loss) per share are significant components in understanding and assessing a company’s financial performance. For example, items such as a company’s cost of capital and tax structure, certain one-time or non-recurring items as well as the historic costs of depreciable assets, are not reflected in Adjusted EBITDA or Adjusted net income (loss). Our presentation of Adjusted EBITDA, Adjusted net income (loss), Adjusted basic and diluted net income (loss) per share should not be construed as an indication that results will be unaffected by the items excluded from these metrics. Our computation of Adjusted EBITDA, Adjusted net income (loss), Adjusted basic and diluted net income (loss) per share may not be identical to other similarly titled measures of other companies. For a reconciliation of non-GAAP measures to their most comparable measures under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Contacts

Investors:

Kevin Inda
SCR Partners, LLC

kevin@scr-ir.com
(225) 772-0254

Media:

Glenn Moore

Alta Equipment Group, LLC

glenn.moore@altg.com

(248) 305-2134

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share amounts)	March 31, 2022	December 31, 2021
ASSETS
CURRENT ASSETS
Cash	$1.6	$2.3
Accounts receivable, net of allowances of $11.9 and $10.7 as of March 31, 2022 and December 31, 2021, respectively	189.3	182.7
Inventories, net	291.0	239.2
Prepaid expenses and other current assets	22.8	24.4
Total current assets	$504.7	$448.6

PROPERTY AND EQUIPMENT, NET	337.0	344.5
OPERATING LEASE RIGHT-OF-USE ASSETS, NET	101.9	102.6
OTHER ASSETS
Goodwill	$43.5	$41.9
Intangible assets, net	42.0	43.4
Other assets	1.5	1.6
Total other assets	$87.0	$86.9
TOTAL ASSETS	$1,030.6	$982.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Lines of credit, net	$113.9	$98.4
Floor plan payable – new equipment	147.5	114.2
Floor plan payable – used and rental equipment	39.5	40.6
Current portion of long-term debt	2.7	2.6
Accounts payable	63.6	73.5
Customer deposits	18.6	16.7
Accrued expenses	46.5	39.3
Current operating lease liabilities	16.4	16.2
Other current liabilities	22.0	19.1
Total current liabilities	$470.7	$420.6

LONG-TERM LIABILITIES
Long-term debt, net of current portion	310.2	310.0
Finance lease obligations, net of current portion	9.7	9.0
Deferred revenue, net of current portion	3.8	4.2
Guaranteed purchase obligations, net of current portion	4.7	5.2
Long-term operating lease liabilities, net of current portion	88.3	88.4
Deferred tax liability	6.9	6.9
Other liabilities	3.3	3.6
TOTAL LIABILITIES	$897.6	$847.9
CONTINGENCIES - NOTE 12
STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 1,000,000 shares authorized, 1,200,000 Depositary Shares representing a 1/1000th fractional interest in a share of 10% Series A Cumulative Perpetual Preferred Stock, $0.0001 par value per share, issued and outstanding at March 31, 2022 and December 31, 2021, respectively	$—	$—
Common stock, $0.0001 par value, 200,000,000 shares authorized; 32,363,376 issued and outstanding at March 31, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	217.7	217.4
Treasury stock	(5.9)	(5.9)
Accumulated deficit	(78.8)	(76.8)
TOTAL STOCKHOLDERS’ EQUITY	$133.0	$134.7
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,030.6	$982.6

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
(in millions, except share and per share amounts)	2022	2021
Revenues:
New and used equipment sales	$151.6	$123.8
Parts sales	53.4	41.4
Service revenue	48.2	38.7
Rental revenue	37.7	33.1
Rental equipment sales	40.8	31.8
Net revenues	$331.7	$268.8
Cost of revenues:
New and used equipment sales	$123.9	$106.5
Parts sales	36.7	28.7
Service revenue	20.1	14.5
Rental revenue	5.4	5.5
Rental depreciation	20.3	19.4
Rental equipment sales	33.9	26.9
Cost of revenues	$240.3	$201.5
Gross profit	$91.4	$67.3
General and administrative expenses	$82.9	$64.8
Depreciation and amortization expense	3.9	2.0
Total general and administrative expenses	$86.8	$66.8
Income from operations	$4.6	$0.5
Other (expense) income:
Interest expense, floor plan payable – new equipment	$(0.3)	$(0.5)
Interest expense – other	(5.8)	(5.3)
Other income	0.3	0.1
Total other expense	$(5.8)	$(5.7)
Loss before taxes	$(1.2)	$(5.2)
Income tax provision	—	0.5
Net loss	$(1.2)	$(5.7)
Preferred stock dividends	(0.8)	—
Net loss available to common shareholders	$(2.0)	$(5.7)
Basic loss per share	$(0.06)	$(0.19)
Diluted loss per share	$(0.06)	$(0.19)
Basic weighted average common shares outstanding	32,363,376	30,018,502
Diluted weighted average common shares outstanding	32,363,376	30,018,502

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
(amounts in millions)	2022	2021
OPERATING ACTIVITIES
Net loss	$(1.2)	$(5.7)
Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities:
Depreciation and amortization	24.2	21.4
Amortization of debt discount and debt issuance costs	0.3	0.5
Imputed interest	0.1	0.1
Gain on sale of rental equipment	(6.8)	(4.9)
Inventory obsolescence	1.1	0.2
Provision for bad debt	1.2	0.6
Share based compensation	0.3	0.3
Changes in deferred taxes	—	0.5
Changes in:
Accounts receivable	(7.8)	(5.9)
Inventories	(82.6)	(33.4)
Proceeds from sale of rental equipment	40.8	31.8
Prepaid expenses and other assets	1.7	0.5
Proceeds from floor plans with manufacturers	127.1	84.8
Payments under floor plans with manufacturers	(105.4)	(86.9)
Accounts payable, accrued expenses, customer deposits, and other current liabilities	0.2	(3.8)
Leases, deferred revenue, and other liabilities	0.1	0.5
Net cash (used in) provided by operating activities	$(6.7)	$0.6
INVESTING ACTIVITIES
Proceeds from the sale of assets	$0.1	$0.7
Expenditures for rental equipment	(15.1)	(6.2)
Expenditures for property and equipment	(1.8)	(1.5)
Expenditures for guaranteed purchase obligations	(0.6)	(0.9)
Expenditures for acquisitions, net of cash acquired	(1.2)	(1.9)
Net cash used in investing activities	$(18.6)	$(9.8)
FINANCING ACTIVITIES
Proceeds from lines of credit	$86.3	$73.5
Payments under lines of credit	(70.9)	(61.7)
Proceeds from floor plans with unaffiliated source	30.2	24.2
Payments under floor plans with unaffiliated source	(19.5)	(25.3)
Preferred dividends paid	(0.8)	—
Payments on long-term debt	—	(1.9)
Payments on finance lease obligations	(0.7)	(0.2)
Net cash provided by financing activities	$24.6	$8.6

NET CHANGE IN CASH	(0.7)	(0.6)

Cash, Beginning of year	2.3	1.2
Cash, End of period	$1.6	$0.6
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$1.3	$5.3

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended March 31,
(amounts in millions)	2022	2021
Net loss	$(2.0)	$(5.7)
Depreciation and amortization	24.2	21.4
Interest expense	6.1	5.8
Income tax provision	—	0.5
EBITDA (1)	$28.3	$22.0
Transaction costs (2)	—	0.6
Loan administration fees (3)	—	0.1
Non-cash adjustments (4)	—	0.2
Share-based incentives (5)	0.3	0.3
Other expenses (6)	0.9	0.3
Preferred stock dividend (7)	0.8	—
Showroom-Ready Equipment Interest Expense (8)	(0.3)	(0.5)
Adjusted EBITDA (1)	$30.0	$23.0
Pro Forma EBITDA—Acquisitions (9)	—	3.9
Adjusted Pro Forma EBITDA (1)	$30.0	$26.9

	Three Months Ended March 31,
(in millions, except share and per share amounts)	2022	2021
Net loss	$(2.0)	$(5.7)
Transaction costs (2)	—	0.6
Loan administration fees (3)	—	0.1
Non-cash adjustments (4)	—	0.2
Share-based incentives (5)	0.3	0.3
Other expenses (6)	0.9	0.3
Adjusted net income (loss) available to common stockholders (1)	$(0.8)	$(4.2)
Adjusted basic net income (loss) per share (1)	$(0.02)	$(0.14)
Adjusted diluted net income (loss) per share (1)	$(0.02)	$(0.14)
Basic weighted average common shares outstanding	32,363,376	30,018,502
Diluted weighted average common shares outstanding	32,363,376	30,018,502

(1) Represents Non-GAAP measure

(2) Includes expenses related to the acquisitions and capital raising activities

(3) Debt administration fees associated with debt refinancing activities

(4) Non-cash adjustments related to straight-line of rent expenses

(5) Reflects equity-based compensation expenses

(6) Other non-recurring expenses inclusive of severance payments, legal, and consulting costs

(7) Expenses related to preferred stock dividend payments

(8) Represents interest expense associated with showroom-ready new equipment interest included in total interest expense above

(9) Pro forma EBITDA of acquisitions completed in 2021 and forward, assuming each was acquired as of January 1, 2021